UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2025

VARONIS SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36324	57-1222280
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1250 Broadway, 28th Floor

New York, New York 10001

(Address of Principal Executive Offices) (Zip Code)

(877) 292-8767
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	VRNS	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On February 14, 2025, in accordance with the Indenture (the “Indenture”) dated May 11, 2020, by and between Varonis Systems, Inc. (the “Company”) and U.S. Bank National Association, as Trustee, relating to the Company’s 1.250% Convertible Senior Notes due 2025 (the “Notes”), the Company gave notice to the Trustee, the Conversion Agent, and the Holders (each as defined in the Indenture) that the Company elected to change the “Default Settlement Method” (as defined in the Indenture) for conversions of Notes to “Physical Settlement” (as defined in the Indenture). As a result, all conversions of Notes after the date of the notice will be settled by delivery of shares of the Company’s common stock using Physical Settlement in accordance with the Indenture.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VARONIS SYSTEMS, INC.

Dated: February 14, 2025	By:	/s/ Guy Melamed
Name: Guy Melamed
Title: Chief Financial Officer and Chief Operating Officer